Exhibit 99.1

International Stem Cell Corporation Announces Record Revenues and Significant Progress in R&D

Will host conference call at 11 am ET on November 14, 2014

CARLSBAD, CA., November 13, 2014, International Stem Cell Corporation (OTCQB: ISCO), a California-based biotechnology company developing novel stem cell based therapies and biomedical products today provided a business update and announced financial results for the three and nine months ended September 30, 2014.

“We’ve made excellent progress in the last few months and as we head towards the end of the year and into 2015 we’ll reach a number of highly significant milestones for the company: the completion of the preclinical phase of our Parkinson’s disease program, submission of the necessary regulatory filing and, if approved, the beginning of the first clinical study using our proprietary stem cell derived human neural stem cells for the treatment of Parkinson’s disease,” said Andrey Semechkin PhD, the Company’s CEO and co-chairman.

Highlights:

•	The Company will submit materials before the end of 2014 to seek regulatory approval to begin first stem cell clinical trial in Parkinson’s disease.

•	The US FDA cleared ISCO’s parthenogenetic stem cell lines for clinical use, based on the demonstrated safety profile of the cells and the quality control processes used during derivation and manufacturing.

•	Signed a research agreement with Rohto Pharmaceutical Company, Ltd., a global Japanese pharmaceutical company, which may lead to a definitive license after twelve months.

•	Lifeline Cell Technology, ISCO’s wholly-owned subsidiary that develops, manufactures and commercializes human cell culture products, added new distributors in several fast-growing territories including Korea, Taiwan, Australia, New Zealand and India.

•	Received a positive opinion from the Advocate General for the European Union Court of Justice (CJEU), in favor of the Company’s pending stem cell patents in Europe, clearing the way for the decision of the full court.

•	Began a new therapeutic stroke program. The first preclinical study, in collaboration with Tulane University, will evaluate transplanted human parthenogenetic neural stem cells in a rodent model of ischemic stroke.

•	Revenues for the three and nine months ended September 30, 2014 were $1.96, million up 17%, and $5.20 million, up 18%, respectively, on a year-over-year basis. Cost of Sales for three and nine months ended September 30, 2014 stable at 26% of revenues. Net cash used in operating activities was $4.45 million for the nine months ended September 30, 2014, compared to $4.23 million for the corresponding period in 2013.

Dr. Simon Craw, Executive Vice President and Mr. Jay Novak, Chief Financial Officer of International Stem Cell will host the conference call. To attend the call, please use the dial in information below:

Date:	Friday, November 14, 2014
Time:	11:00 a.m. Eastern Time
Conference Number (U.S.):	1-888-471-3843
International Dial-In:	1-719-325-2494
Conference ID:	6700018
Webcast:	http://public.viavid.com/player/index.php?id=111820

Please dial in at least 10-minutes before the call to ensure timely participation.

A playback of the call will be available from 11/14/14 at 2:00 pm ET until 11/28/14 at 11:59 pm ET. To listen, call 1-877-870-5176 within the United States or 1-858-384-5517 when calling internationally. Please use the replay pin number 6700018.

About International Stem Cell Corporation

International Stem Cell Corporation is focused on the therapeutic applications of human parthenogenetic stem cells (hpSCs) and the development and commercialization of cell-based research and cosmetic products. ISCO’s core technology, parthenogenesis, results in the creation of pluripotent human stem cells from unfertilized oocytes (eggs). hpSCs avoid ethical issues associated with the use or destruction of viable human embryos. ISCO scientists have created the first parthenogenic, homozygous stem cell line that can be a source of therapeutic cells for hundreds of millions of individuals of differing genders, ages and racial background with minimal immune rejection after transplantation. hpSCs offer the potential to create the first true stem cell bank, UniStemCell™. ISCO also produces and markets specialized cells and growth media for therapeutic research worldwide through its subsidiary Lifeline Cell Technology (www.lifelinecelltech.com), and stem cell-based skin care products through its subsidiary Lifeline Skin Care (www.lifelineskincare.com). More information is available at www.internationalstemcell.com or companyblog.intlstemcell.com

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http://www.b2i.us/irpass.asp?BzID=1468&to=ea&s=0

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Forward-looking Statements

Statements pertaining to anticipated developments, the expected timing of future events, the potential benefits of research programs and products, and other opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, regulatory approvals, need and ability to obtain future capital, application of capital resources among competing uses, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company’s business, particularly those mentioned in the cautionary statements found in the company’s Securities and Exchange Commission filings. The company disclaims any intent or obligation to update forward-looking statements.

Contacts:

International Stem Cell Corporation

Dr. Simon Craw, Executive Vice President

Phone: 760-940-6383

Email: ir@intlstemcell.com

Mr. Jay Novak, Chief Financial Officer

Phone: 760-940-6383

Email: jnovak@intlstemcell.com

International Stem Cell Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	September 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Cash and cash equivalents	$471	$2,243
Accounts receivable, net of allowance for doubtful accounts of $19 at September 30, 2014 and December 31, 2013	464	306
Inventory, net	1,533	1,369
Prepaid expenses and other current assets	359	658
Restricted cash	50	50

Total current assets	2,877	4,626
Property and equipment, net	781	830
Intangible assets, net	2,649	2,250
Deposits and other assets	57	33

Total assets	$6,364	$7,739

Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Accounts payable	$715	$532
Accrued liabilities	1,299	1,290
Deferred revenue	—	3
Related party payable	5	21
Advances	250	250
Fair value of warrant liability	—	4,925

Total current liabilities	2,269	7,021

Convertible Redeemable Series G Preferred stock, $0.001 par value, 5,000,000 shares authorized, issued and outstanding at September 30, 2014 and December 31, 2013, liquidation preference of $5,000 at September 30, 2014 and December 31, 2013	4,941	4,941
Commitments and contingencies
Stockholders’ Deficit
Series D Preferred stock, $0.001 par value, 50 shares authorized, 43 issued and outstanding at September 30, 2014 and December 31, 2013, with liquidation preference of $4,320 at September 30, 2014 and December 31, 2013	—	—
Series B Preferred stock, $0.001 par value, 5,000,000 shares authorized, 300,000 issued and outstanding at September 30, 2014 and December 31, 2013, with liquidation preferences of $417 and $403 at September 30, 2014 and December 31, 2013, respectively	—	—
Common stock, $0.001 par value, 600,000,000 and 300,000,000 shares authorized at September 30, 2014 and December 31, 2013, respectively, 224,274,073 and 151,175,053 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	224	151
Additional paid-in capital	89,080	77,897
Accumulated deficit	(90,150)	(82,271)

Total stockholders’ deficit	(846)	(4,223)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$6,364	$7,739

International Stem Cell Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues
Product sales	$1,963	$1,670	$5,200	$4,412

Total revenue	1,963	1,670	5,200	4,412

Expenses
Cost of sales	518	447	1,366	1,110
Research and development	1,392	932	3,761	2,627
Selling and marketing	745	632	2,093	1,823
General and administrative	1,342	1,362	4,322	4,461

Total expenses	3,997	3,373	11,542	10,021

Loss from operating activities	(2,034)	(1,703)	(6,342)	(5,609)

Other income (expense)
Change in fair value of warrant liability	—	27	1,894	27
Fair value of warrant liability in excess of proceeds	—	(1,390)	—	(1,390)
Financing transaction costs	—	(738)	—	(738)
Warrant exchange inducement expense	—	—	(3,445)	—
Miscellaneous expense	(8)	—	(8)	(20)
Interest expense	—	—	(2)	—
Sublease income	8	5	24	18

Total other income (expense), net	—	(2,096)	(1,537)	(2,103)

Loss before income taxes	(2,034)	(3,799)	(7,879)	(7,712)
Provision for income taxes	—	—	—	—

Net loss	$(2,034)	$(3,799)	$(7,879)	$(7,712)

Net loss applicable to common stockholders	$(2,034)	$(3,799)	$(7,879)	$(7,712)

Net loss per common share-basic and diluted	$(0.01)	$(0.03)	$(0.04)	$(0.07)

Weighted average shares-basic and diluted	218,278	128,243	181,037	114,830

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